EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated September 13, 2006 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 101 (Insured Income Trust, Series 144) as of September 13, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."


                                                              GRANT THORNTON LLP


New York, New York
September 13, 2006